UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 7, 2021 (April 3, 2021)

HERTZ GLOBAL HOLDINGS, INC.

THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37665	61-1770902
Delaware	001-07541	13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road

Estero, Florida 33928

239 301-7000

(Address, including Zip Code, and
telephone number, including area code,
of registrant's principal executive offices)

Not Applicable

Not Applicable

(Former name, former address and
former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock par value $0.01 per share	HTZGQ	*
The Hertz Corporation	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

* Hertz Global Holdings, Inc.’s common stock began trading exclusively on the over-the-counter market on October 30, 2020 under the symbol HTZGQ.

Item 1.01     Entry into a Material Definitive Agreement.

On May 22, 2020 (the “Petition Date”), Hertz Global Holdings, Inc. (the “Company”, “HGH” or “we”), The Hertz Corporation (“THC”) and certain of their direct and indirect subsidiaries in the United States and Canada (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 (“Chapter 11”) of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), thereby commencing Chapter 11 cases (the “Chapter 11 Cases”) for the Debtors. The Debtors filed with the Bankruptcy Court a proposed Joint Chapter 11 Plan of Reorganization of the Debtors, dated as of March 1, 2021, and a related proposed Disclosure Statement. The Debtors subsequently filed with the Bankruptcy Court a proposed First Amended Joint Chapter 11 Plan of Reorganization of the Debtors and a related proposed Disclosure Statement, in each case dated as of March 29, 2021. On April 3, 2021, the Debtors filed with the Bankruptcy Court a proposed Second Amended Joint Chapter 11 Plan of Reorganization of the Debtors (the “Proposed Plan”) and a related proposed form of Disclosure Statement (the “Proposed Disclosure Statement”). On April 3, 2021, the Company issued a press release announcing the filing of the Proposed Plan and Proposed Disclosure Statement. A copy of the press release is furnished as Exhibit 99.1 to this current report and is hereby incorporated by reference into this Item 1.01.   The information contained in this Item 1.01 and Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

In connection with the Proposed Plan the Debtors entered into a Plan Support Agreement, dated as of April 3, 2021 (the “Plan Support Agreement”), with one or more funds associated with Warburg Pincus LLC (“WP”), Centerbridge Partners L.P. (“Centerbridge”) and Dundon Capital Partners LLC (“Dundon” and together with WP and Centerbridge, the “PE Sponsors”) and certain other parties in their capacity as owners, beneficial owners or managers or advisors of funds or accounts that are beneficial owners, of claims in respect of the following obligations of the Company (the “Initial Consenting Noteholders” and, together with the PE Sponsors, the “Plan Sponsors”): (a) the 6.25% Senior Notes due 2022 issued pursuant to that certain indenture (as the same may have been amended, modified, or supplemented from time to time), dated as of October 16, 2012, by and among THC, as the issuer, the subsidiary guarantors party thereto, and Wells Fargo Bank, N.A., in its capacity as trustee; (b) the 5.50% Senior Notes due 2024 issued pursuant to that certain indenture (as the same may have been amended, modified, or supplemented from time to time), dated as of September 22, 2016, by and among THC, as the issuer, the subsidiary guarantors party thereto, and Wells Fargo Bank, N.A., in its capacity as trustee; (c) the 7.125% Senior Notes due 2026 issued pursuant to that certain indenture (as the same may have been amended, modified, or supplemented from time to time), dated as of August 1, 2019, by and among THC, as the issuer, the subsidiary guarantors party thereto, and Wells Fargo Bank, N.A., in its capacity as trustee; (d) the 6.00% Senior Notes due 2028 issued pursuant to that certain indenture (as the same may have been amended, modified, or supplemented from time to time), dated as of November 25, 2019, by and among THC, as the issuer, the subsidiary guarantors party thereto, and Wells Fargo Bank, N.A., in its capacity as trustee; and (e) the obligations under that certain Credit Agreement, dated as of December 13, 2019, by and among THC, the lenders party thereto, and Goldman Sachs Mortgage Company, as administrative agent and issuing lender, as amended, supplemented, or otherwise modified from time to time (the claims under clauses (a) through (e) above, collectively, the “Senior Notes/ALOC Claims” and, the holders thereof, the “Unsecured Noteholders”).

Pursuant to the Plan Support Agreement, the parties thereto have agreed to take certain actions to support the prosecution and consummation of the Proposed Plan on the terms and conditions set forth in the Plan Support Agreement. The Plan Support Agreement also includes a “fiduciary out” provision that makes clear, to the extent set forth in the Plan Support Agreement, that the Debtors are not required to take any action or to refrain from taking any action with respect to the Plan Support Agreement to the extent taking or failing to take such action would be inconsistent with applicable law or the fiduciary obligations of the Debtors’ boards of directors (or similar governing body) under applicable law. The Plan Support Agreement contemplates that additional parties, including the official committee of unsecured creditors appointed in the Chapter 11 Cases and certain holders of claims against or interests in any of the Debtors, may join the Plan Support Agreement by executing one or more joinders thereto. Among other things, the Plan Support Agreement establishes certain milestones for the prosecution and consummation of the Proposed Plan, including fixing (i) May 1, 2021 as the outside date for obtaining approval of the Proposed Disclosure Statement, (ii) June 30, 2021 as the outside date for obtaining confirmation of the Proposed Plan, and (iii) July 31, 2021 as the outside date for consummating the Proposed Plan (in each case subject to the right of the Plan Sponsors to extend in their discretion).

The Debtors also entered into an Equity Purchase and Commitment Agreement, dated as of April 3, 2021 (the “Equity Purchase and Commitment Agreement”). Pursuant to the Equity Purchase and Commitment Agreement, each PE Sponsor identified as the Direct Equity Investors on Schedule 1 of the Equity Purchase and Commitment Agreement agreed to purchase directly 15,400,000 shares of Series A Convertible Preferred Stock of reorganized HGH for $385 million and 116,575,894 shares of common stock of reorganized HGH for $565 million. Pursuant to the Equity Purchase and Commitment Agreement, the Parties identified on Schedule 1 to of the Equity Purchase and Commitment Agreement that have a percentage set forth across from such party on such Schedule 1 in the column labeled “Additional Investor Equity Commitment” (subject to certain transfer provisions) agreed to backstop the purchase of $1.623 billion in shares of common stock of reorganized HGH pursuant to the offering of rights pursuant to which eligible holders of the Senior Notes/ALOC Claims are entitled to receive rights to subscribe for shares of common stock of reorganized HGH

The foregoing summary of the Plan Support Agreement and the Equity Purchase and Commitment Agreement has been included to provide investors and security holders with information regarding the terms of such agreements and is qualified in its entirety by the terms and conditions of the Plan Support Agreement and the Equity Purchase and Commitment Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, which are incorporated herein by reference. The representations, warranties and covenants contained in the Plan Support Agreement and the Equity Purchase and Commitment Agreement have been made solely for the purpose of such agreement and as of specific dates, for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) may have been qualified by confidential disclosures exchanged between the parties, (ii) are subject to materiality qualifications contained in the agreements which may differ from what may be viewed as material by investors, and (iii) have been included in the agreements for the purpose of allocating risk between the contracting parties rather than establishing matters of fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of actual facts or circumstances, and the subject matter of representations and warranties may change after the date as of which such representations or warranties were made. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Proposed Plan, Plan Support Agreement and the Equity Purchase and Commitment Agreement are subject to approval by the Bankruptcy Court.

Item 8.01     Other Events.

As previously disclosed, on the “Petition Date”, the Debtors filed voluntary petitions for relief under Chapter 11 of the United States Code in the Bankruptcy Court, thereby commencing the Chapter 11 Cases for the Debtors. The cases are being jointly administered under the caption In re The Hertz Corporation, et al., Case No. 20-11218 MFW.

On April 3, 2021, the Debtors filed the Proposed Plan and the related Proposed Disclosure Statement describing, among other things, the Proposed Plan; the Debtors contemplated financial restructuring (the “Restructuring”); the events leading to the Chapter 11 Cases; certain events that have occurred or are anticipated to occur during the Chapter 11 Cases, including the anticipated solicitation of votes to approve the Proposed Plan from certain of the Debtors’ creditors and certain other aspects of the Restructuring. The Proposed Plan and Proposed Disclosure Statement, as well as other court filings and information about the Chapter 11 Cases, can be accessed free of charge at a website maintained by the Company’s claims, noticing, and solicitation agent, Prime Clerk LLC, at https://restructuring.primeclerk.com/hertz, or call (877) 428-4661 (toll-free in the U.S.) or (929) 955-3421 (from outside the U.S.).

Neither the Debtors’ filing of the Proposed Plan and Proposed Disclosure Statement, nor this Current Report, is a solicitation of votes to accept or reject the Proposed Plan. Votes on the Proposed Plan may not be solicited until a disclosure statement has been approved by the Bankruptcy Court. Any such solicitation will be made pursuant to and in accordance with applicable law, including orders of the Bankruptcy Court. The Proposed Disclosure Statement is being submitted to the Bankruptcy Court for approval but has not been approved by the Bankruptcy Court to date.

Information contained in the Proposed Plan and the Proposed Disclosure Statement is subject to change, whether as a result of amendments or supplements to the Proposed Plan or Proposed Disclosure Statement, third-party actions, or otherwise, and should not be relied upon by any party. The documents and other information available via website or elsewhere are not part of this Current Report and shall not be deemed incorporated herein.

Cautionary Statement Concerning Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of federal securities laws. Words such as “expect” and “intend” and similar expressions identify forward-looking statements, which include but are not limited to statements related to our liquidity and potential financing sources; the bankruptcy process; our ability to obtain approval from the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 Cases; the effects of Chapter 11 on the interests of various constituents; and the ability to confirm and consummate a plan of reorganization. We caution you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that we may not be able to accurately predict or assess, including those in our risk factors that we identify in our most recent annual report on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission on February 26, 2021, and any updates thereto in the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. We caution you not to place undue reliance on our forward-looking statements, which speak only as of their date, and we undertake no obligation to update this information.

Item 9.01      Exhibits.

(d) Exhibits

Exhibit Number	Title
10.1	Plan Support Agreement, dated as of April 3, 2021

10.2	Equity Purchase and Commitment Agreement, dated as of April 3, 2021

99.1	Press Release of Hertz Global Holdings, Inc. and The Hertz Corporation, dated April 3, 2021

101.1	Pursuant to Rule 406 of Regulation S-T, the cover page to this Current Report on Form 8-K is formatted in Inline XBRL

104.1	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit 101.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(each, a Registrant)

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Executive Vice President, General Counsel and Secretary

Date: April 7, 2021

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